EXHIBIT 99

                        INDEX OF EXHIBITS
                    INCLUDED HERIN, FORM 10-Q
                        SEPTEMBER 1, 2000
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
-----------------------------------------------------------------


10(h)  1992 Stock Option Plan.                           12-17

10(i)  Note Agreement between the Company and Suntrust
       of Georgia dated August 23, 1999 covering the
       Company's long term note due February 19, 2001    18-20


27    Financial Data Schedule                            21